Exhibit 107

Calculation of Filing Fee Tables

Post-Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(Form Type)

Genesis Energy, L.P.

Genesis Energy Finance Corporation

(and the subsidiaries identified in the Table of Subsidiary Guarantor Registrants in the Post-Effective Amendment)

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Common Units	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Preferred Securities	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Subordinated Securities	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Guarantees of Debt Securities	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Options	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Rights	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

One or more existing or future subsidiaries of Genesis Energy, L.P. may guarantee the debt securities of Genesis Energy, L.P. and Genesis Energy Finance Corporation. If a series of debt securities is guaranteed, such series will be guaranteed by certain subsidiaries other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(3)

An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the securities being registered hereunder.